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                                                                   Exhibit 10.18



                       GULF STATES STEEL, INC. OF ALABAMA
                             174 South 26th Street
                             Gadsden, Alabama 35904

                                                  January 1, 1999


Mr. John D. Lefler
221 Sommerset Drive
Gadsden, AL  35901

  Re:  Non-Competition Agreement
       -------------------------

Dear John:

     This letter is to confirm our understanding with respect to your resignation as an employee of Gulf States Steel, Inc. of Alabama (the "Company"), including (i) your agreement not to compete with the Company, (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company, (iii) your agreement to provide legal testimony on behalf of the Company, (iv) your agreement to relinquish all claims to ownership of the Company and (v) your release of all claims against the Company (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration for your agreements, promises and covenants contained in this Agreement, (i) the Company shall forgive all debt and interest owed by you to the Company for the prior purchase of your limited partnership interest in GSS Management, LLC ("GSS") and (ii) the Company shall provide legal services to you in connection with claims against you arising out of your former employment by the Company prior to December 31, 1998 to the same extent that the Company provides legal services to its current officers. Accordingly, we hereby mutually agree as follows:

     1.    Resignation.
           -----------

     You acknowledge and agree that you have chosen to resign from your position as President and Chief Executive Officer of the Company and that you are no longer an employee of the Company.

     2.    Prohibited Competition.
           ----------------------

     (a) From the date hereof until December 31, 2000 (the "Restricted Period"), you shall not, directly or indirectly, either alone or in association with others, in any geographic location within a 350-mile radius of Gadsden, Alabama (the "Restricted Area"):

           (i) engage or seek to engage, in any way or to any extent, in the flat-rolled steel market in the manufacture or sale of the same products sold by the Company ("Competitive Activity"); or

           (ii) whether as a principal, consultant, partner or in any other capacity, own, manage, control or participate in the on-site ownership, management or control of any person, corporation, partnership, proprietorship, firm, association or other business entity engaged in any

     Competitive Activity, or render services related to or in furtherance of any Competitive Activity to any person, corporation, partnership, proprietorship, firm, association or other business entity engaged in any Competitive Activity.

     (b) In addition to the foregoing Section 2(a), during the Restricted Period, you shall not, directly or indirectly:

          (i) solicit, divert or appropriate, or attempt to solicit, divert or appropriate, any customer or supplier of the Company or any affiliate thereof, for the purpose of engaging or seeking to engage, in any way or to any extent, in any Competitive Activity;

          (ii) induce or attempt to induce, request or encourage, any employee, consultant, officer or director of the Company or any affiliate thereof, to terminate his or her relationship with the Company or such affiliate, or join with any such employee, consultant, officer or director in any direct or indirect capacity, in any Competitive Activity; or

          (iii) hire or commit to hire as an employee or consultant any person that is or previously was an employee, individual consultant, officer or director of the Company or any affiliate thereof, unless such person shall not have been employed or retained in such capacity by the Company or such affiliate (as the case may be) for a period of at least twelve (12) consecutive months ending immediately prior to the date that you hire or commit to hire such person, without written approval by the Chief Executive Officer of the Company; or

     (c) During the Restricted Period, if you shall, either directly or indirectly, become associated with another entity engaged in a Competitive Activity outside the Restricted Area, you shall inform the Company of such association and you hereby agree to work with the Company and its affiliates to develop joint ventures and other cooperative ventures with the Company and its affiliates.

     (d) Notwithstanding any provision of this Agreement to the contrary, you may own, individually or collectively, directly or indirectly, securities of any entity traded on any national securities exchange which engages in a Competitive Activity; provided that you do not, directly or indirectly, individually or in
          --------
the aggregate (including without limitation by being a member of a group within the meaning of Rule 13d-5 under the Exchange Act) own more than five percent (5%) or more of any class of securities of such entity.

     (e)   You and the Company acknowledge and agree that the provisions of this
Section 2 are reasonable and valid in duration and scope and in all other respects. If any court of competent jurisdiction determines that any of the provisions of this Section 2, or any part thereof, is invalid or unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

     (f) You and the Company acknowledge and agree that, in the event that any of the provisions of this Section 2 are determined, notwithstanding the provisions of the foregoing clause (e), to be invalid or unenforceable, the remainder of this Section 2 shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

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     (g)   The waiver or consent by the Company or any of its affiliates of any breach by you of any provision of this Section 2 shall not operate as or be construed as a waiver or consent of any subsequent breach thereof.


     3.    Assistance in Legal Proceedings.
           -------------------------------

     At any time reasonably requested by the Company, you hereby agree to provide sworn testimony, whether taken in a deposition or other setting, and to provide counsel to the Company and its affiliates in legal proceedings related to trade suits, environmental matters, investor relations or any other legal proceedings involving the Company or its affiliates.


     4.    Disclaim Ownership of the Company.
           ----------------------------------

     You hereby disclaim, surrender and forever relinquish any and all claims to any ownership interest in the Company, including any stock or options to purchase stock or any limited partnership interest in GSS, whether absolute or contingent. You hereby agree that simultaneously with the execution of this Agreement, you shall deliver to the Company any stock certificates or stock option agreements held by you or by your agents on your behalf and you shall execute and deliver any and all documents required to transfer your limited partnership interest in GSS to the Company. Further, you hereby disclaim, surrender and forever relinquish any and all claims to the return or refund of any and all partial payments made by you with respect to your limited partnership interest in GSS.


     5.    Forgiveness of Debt.
           -------------------

     Upon the termination of the Restricted Period, provided that you have not breached any provision of this Agreement and have not engaged in any activity which violates Section 2 hereof, whether or not such Section 2 is enforceable as written, the Company shall cancel all debt (including principal and accrued interest) owed by you or your successors to the Company for the prior purchase of your limited partnership interest in GSS.


     6.    Continued Legal Representation.
           ------------------------------

     The Company hereby agrees to provide legal services to you, to the same extent that the Company provides to its then current officers, in legal proceedings against you arising out of your former employment by the Company prior to December 31, 1998.


     7.    Protected Information.  You shall at all times maintain in
           ---------------------
confidence and shall not, without the prior written consent of the Company, use, disclose or give to others any fact or information about the Company, its owners, investors, operations or customers which was disclosed to or developed by you during the course of performing services for the Company and is not generally available to the public, including but not limited to information and facts concerning strategy, business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to you during your employment by the Company. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the Chairman of the Board of Directors of the Company.


     8.    Disclosure to Future Employers.  You agree that you will provide,
           ------------------------------
and that the Company may similarly provide in its discretion, notice of the covenants contained in Sections 2 and 3 of this Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing, or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.


     9.    Release of Claims.  In consideration of the covenants set forth
           -----------------
herein, and more particularly the forgiveness of debt by the Company and other good and valuable consideration, you and your respective agents, heirs, legatees, successors and assigns (collectively hereinafter the "Lefler Releasors"), hereby irrevocably and unconditionally release, remise, and forever discharge the Company and its affiliates (including, without limitation, GSS, GSS Holdings Corp., Watermill Ventures, Ltd. and Spectrum Management Company, Inc.), and all persons acting by, through, under or in concert with the Company, (collectively hereinafter the "the Company Releasees") of and from any and all actions, causes of actions, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, in law or equity (collectively "Claims"), which the Lefler Releasors had, now have, or hereafter may have against the Company Releasees from the beginning of time to the date of this Agreement; provided, however, that this
                                                 --------  -------
Section 9 shall not be deemed to release the Company from its obligations under this Agreement.


     Without limitation to the generality of the foregoing terms, the Lefler Releasors hereby irrevocably and unconditionally release, remise, and forever discharge the Company Releasees on account of any claim against the Company Releasees arising from or related to your prior employment relationship with the Company or your resignation therefrom, or any events that have occurred since that time including, without limitation, (i) Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation;
(ii) Claims under any other state or federal employment related statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment; and (iii) Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

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     10.   General.
           -------

     (a)   Notices.  All notices, requests, consents and other communications
           -------
hereunder shall be in writing, shall be addressed to the receiving party's address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.


     (b)   Entire Agreement.  This Agreement embodies the entire agreement and
           ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.


     (c)   Modifications and Amendments.  The terms and provisions of this
           ----------------------------
Agreement may be modified or amended only by written agreement executed by the parties hereto.


     (d)   Waivers and Consents.  The terms and provisions of this Agreement
           --------------------
may be waived in whole or in part, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.


     (e)   Assignment.  The Company may assign its rights and obligations
           ----------
hereunder to any person or entity who succeeds to all or substantially all of you are principally involved (a "Successor"); provided, however, that the
                                               -----------------
Company shall require any such Successor to assume the Company's obligation to forgive and cancel your debt as provided hereunder. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.


     (f)   Benefit.  All statements, representations, warranties, covenants and
           -------
agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     (g)   Governing Law.  This Agreement and the rights and obligations of the
           -------------
parties hereunder shall be construed in accordance with and governed by the law the State of Alabama, without giving effect to the conflict of law principles thereof.


     (h)   Jurisdiction and Service of Process.  Any legal action or
           -----------------------------------
proceeding with respect to this Agreement shall be brought in the courts of the State of Alabama or of the United States of America for the District of Alabama. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth above.


     (i)   Severability.  The parties intend this Agreement to be enforced as
           ------------
written. However, (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-penciling"), and in its reduced or blue-penciled form such provision shall then be enforceable and shall be enforced.


     (j)   Headings and Captions.  The headings and captions of the various
           ---------------------
subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.


     (k)   Injunctive Relief.  You hereby expressly acknowledge that any
           -----------------
breach or threatened breach of any of the terms and/or conditions set forth in
Section 2, 3 or 4 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of
Section 2, 3 or 4of this Agreement.


     (l)   Expenses.  Should any party breach this Agreement, in addition to
           --------
all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses. Such payment shall be due only after resolution of said breach, as determined by mutual agreement or legal resolution.


     (m)   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  [Remainder of Page Intentionally Left Blank]

     If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.



                                  Very truly yours,

                                  GULF STATES STEEL, INC. OF ALABAMA


                                  By:  /s/ Robert Schaal
                                       -----------------
                                  Name: Robert Schaal
                                  Title:  Chairman and Chief Executive Officer


Accepted and Approved as of the date above:


/s/ John D. Lefler
------------------------
    John D. Lefler


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